Exhibit 10.2

SECURED PROMISSORY NOTE

$1,713,000.00  November __, 2012

THIS SECURED PROMISSORY NOTE (this “Note”) is made by GWIRE CORPORATION, a Utah corporation (“Maker”), having an address of 5095 West 2100 South, Salt Lake City, Utah 84120, to and in favor of Green Wire, LLC, a Utah limited liability company (“Payee” or “Holder”), having an address at 4424 South 700 East, Suite 200, Salt Lake City, Utah 84107.  Maker has executed and delivered this Note pursuant to the terms of that certain Asset Purchase Agreement dated as of even date herewith (the “Purchase Agreement”), by and among Maker, as Purchaser, and Payee, as a Seller along with ActiveCare, Inc. and the other Sellers identified therein.  All promissory notes issued pursuant to the Asset Purchase Agreement are collectively referred to herein as the “Notes.”  Capitalized terms used but not otherwise defined herein, shall have the meaning ascribed to them in the Purchase Agreement.

FOR VALUE RECEIVED, Maker promises to pay to the Holder or registered assigns, the principal sum of ONE MILLION SEVEN HUNDRED THIRTEEN THOUSAND AND 00/100 DOLLARS ($1,713,000.00), representing 63.67601% of the aggregate principal amount of all of the Notes issued pursuant to the Purchase Agreement, together with interest on the unpaid principal balance thereof at the rate of one fourth of one percent (0.25%) per annum on the basis of a 365-day year, payable in monthly payments of interest and principal in the amount of FORTY-SEVEN THOUSAND SEVEN HUNDRED FIFTY-SEVEN AND 01/100 DOLLARS ($47,757.01), with the first payment commencing on November __, 2012, and subsequent payments continuing on the first day of each calendar month thereafter (each a “Payment Date” and collectively the “Payment Dates”) until 63.67601% of the aggregate principal and accrued interest is paid in full to all Sellers as provided in the Payment Schedule attached as Attachment I.  All payments received on account of this Note shall be applied as follows: First to any costs of collection incurred by Holder in collecting the same; Second, to any late charge; Third, to accrued interest; and Fourth, to principal.  Maker shall pay all payments of principal and interest hereunder in United States currency and shall deliver the same to Holder at the address of Holder set forth above, provided that Holder may direct payment to another address by written notice to Maker at the address of Maker listed above, or such other address of Maker as Maker may advise in writing.

This Note is subject to the following additional provisions:

Section 1.                      Default.

(a)           “Event of Default” wherever used herein means any one or more of the following events or conditions (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)           any default by Maker in the payment of principal or interest payable in respect of any of the Notes;

(ii)           any material inaccuracy of any representation or warranty of Maker contained in this Note, the Purchase Agreement, the Security Agreement, the Assignment and Assumption Agreement, or any other document or instrument given, made or entered into by Maker with respect to the sale of the Assets contemplated by the Purchase Agreement (collectively, the “Transaction Agreements”);

(iii)           any failure of Maker to timely observe or perform any material covenant or agreement set forth in this Note or in any other Transaction Agreement, and such failure or breach shall not have been remedied within thirty (30) days after the date on which reasonably detailed notice of such failure or breach shall have been given by Holder or its successor;

(iv)           Maker commences a voluntary case under the United States Bankruptcy Code or insolvency laws as now or hereafter in effect or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against Maker under the Bankruptcy Code and the petition is not dismissed within sixty (60) days, after commencement of such involuntary case; or a “custodian” (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of Maker or Maker commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Maker or there is commenced against Maker any such proceeding that remains undismissed for a period of sixty (60) days; or Maker is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Maker suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty (60) days; or Maker makes a general assignment for the benefit of creditors; or Maker fails to pay, or states that it is unable to pay its debts generally as they become due; or Maker calls a meeting of all of its creditors with a view to arranging a composition or adjustment of its debts; or Maker by any act or failure to act indicates its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by Maker for the purpose of effecting any of the foregoing; or

(v)           Maker is a party to any Change of Control Transaction (as defined in Section 6 below), or agrees to sell or dispose of all or in excess of 49% of its assets (based on book value calculation as reflected in Maker’s most recent financial statements) in one or more transactions (whether or not such sale would constitute a Change of Control Transaction).

(vi)           The maturity of any material indebtedness of Maker (other than the indebtedness on this Note) shall be accelerated or Maker shall fail to pay any such material indebtedness when due or, in the case of indebtedness payable on demand, when demanded, or any event shall occur or condition shall exist and shall have the effect of causing, or permitting the holder of any such indebtedness to cause, such material indebtedness to become due prior to its stated maturity or to realize upon and collateral given as security therefor.  For these purposes, indebtedness of Maker shall be deemed material if it exceeds $25,000 as to any item of indebtedness or in the aggregate for all items of indebtedness with respect to which any of the events described in this paragraph has occurred.

(vii)           A judgment or judgments for the payment of money in excess of the sum of $25,000 in the aggregate shall be rendered against Maker and Maker shall not discharge the same or provide for its discharge, or procure a stay of execution thereof, prior to any execution on such judgment, within 30 days from the date of entry thereof, and within said period of 30 days, or such longer period during which execution shall be stayed, appeal therefrom and cause the execution to be stayed during such appeal.

(viii)           Any execution or attachment shall be issued whereby any substantial part of the property of Maker shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof.

Section 2.                      Effect of Default.

(a)           Upon the occurrence of an Event of Default, Holder may (i) without further notice or demand (which are hereby waived), declare the entire unpaid principal amount of this Note and all accrued interest thereon immediately due and payable, except that upon the occurrence of an Event of Default described in Section 1(a)(iv), the entire principal amount and all accrued interest thereon shall automatically be deemed to be immediately due and payable without any action by Holder; and (ii) proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note or any other Transaction Agreement or in aid of the exercise of any power or right granted by this Note or any other Transaction Agreement or to enforce any other legal or equitable right of Holder.

(b)           Upon the occurrence of an Event of Default, as defined herein, all amounts due hereunder shall bear interest at the rate of eighteen percent (18%) per annum from the day an Event of Default occurs through and including the date of payment of any delinquent amount.

Section 3.                      Late Fee.  If any installment or payment provided to be made hereunder has not been paid in full by the Payment Date for such payment, Holder, in addition to any and all other remedies, shall have the right to receive from Maker a late charge equal to five percent (5%) of the amount of the delinquent payment.

Section 4.                      Interest Rate Limitation. The parties intend to conform strictly to the applicable usury laws in effect from time to time during the term hereof.  Accordingly, if any transaction contemplated hereby would be usurious under such laws, then notwithstanding any other provision hereof: (i) the aggregate of all interest that is contracted for, charged, or received under this Agreement shall not exceed the maximum amount of interest allowed by applicable law (the “Highest Lawful Rate”), and any excess shall be promptly credited to Maker by Holder (or, to the extent that such consideration shall have been paid, such excess shall be promptly refunded to Maker by Holder); (ii) neither Maker nor any other Person now or hereafter liable hereunder shall be obligated to pay the amount of such interest to the extent that it is in excess of the Highest Lawful Rate; and (iii) the effective rate of interest shall be reduced to the Highest Lawful Rate.

Section 5.                      Prepayment. Maker shall have the right to prepay this Note in whole or in part at any time.  Any such prepayment shall be applied to then accrued interest and then principal but shall not affect the amount of each payment of principal and interest otherwise required hereunder except in the case of any prepayment in full of this Note, the amount due and payable in full satisfaction of this Note shall be determined as if the Maker’s obligation under this Note were to pay 63.67601% of the aggregate principal and accrued interest that would be payable to the Sellers according to the Hypothetical Payment Schedule attached as Attachment II (and as if the annual interest rate applicable to this Note were the nominal annual rate set forth in such Hypothetical Payment Schedule).

Section 6.                      Definitions.  For the purposes hereof, the following terms shall have the following meanings:

(a)           “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Utah are authorized or required by law or other government action to close.

(b)           “Change of Control Transaction” means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934) of in excess of 49% of the voting securities of Maker, or (ii) the merger of Maker with or into another entity, consolidation or sale of all or substantially all of the assets of Maker in one or a series of related transactions, unless following such transaction, the holders of Maker’s securities continue to hold a majority of the total outstanding voting securities of the entity surviving such transaction or series of transactions.  The execution by Maker of an agreement to which Maker is a party or by which it is bound providing for any of the events set forth above in clauses (i) or (ii) above shall constitute the occurrence of an Event of Default without regard to whether an actual Change of Control Transaction in fact occurs.

Section 7.                      Substitution.  If this Note is mutilated, lost, stolen or destroyed, Maker shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to Maker.

Section 8.                      Choice of Law; Venue.  This Note shall be governed by and construed in accordance with the laws of the State of Utah.  Maker consents to the exclusive jurisdiction of the federal courts or the state courts of the State of Utah sitting in Salt Lake County, Utah in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, Maker shall reimburse Holder for any reasonable legal fees and disbursements incurred by Holder in enforcement of or protection of any of its rights under this Note or the Security Agreement. MAKER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS NOTE.

Section 9.                      Waiver.  Any waiver by Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver must be in writing.

Section 10.                      Severability.  If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Section 11.                      Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Section 12.                      Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing and shall be given in the manner set forth in the Purchase Agreement.

Section 13.                      Security.  The obligation of Maker for payment of principal, interest and all other sums hereunder, in the event of default by Maker to perform hereunder, is secured by the Security Agreement, by reference made a part of the terms of this Note.

Section 14.                      Waiver of Presentment. The Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest.

Section 15.                      Costs of Collection.  If this Note is not paid when due, the Maker shall pay all of the Payee’s costs of collection including reasonable attorneys’ fees.

Section 16.                      Amendment.  Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of the Notes representing a majority of the aggregate face value of all Notes then outstanding; provided, however, that the written consent of any holder of a Note that would be adversely affected by such amendment or waiver in a manner disproportionate to the other holders of Notes shall be also be required.

[Signature page follows immediately]

IN WITNESS WHEREOF, Maker has caused this Secured Promissory Note to be duly executed by an officer duly authorized for such purpose, as of the date first above indicated.

MAKER:	GWIRE CORPORATION

By:
Its:

Attachment I

Payment Schedule

Attachment II

Hypothetical Payment Schedule